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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 25, 2003


                                Chinawe.com Inc.
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             (Exact name of registrant as specified in its charter)

California                             000-26169                       95-462728
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(State or other jurisdiction    (Commission File Number)   (IRS Employer Identification No.)
     of incorporation)


Chinawe.com Inc., c/o Hartman & Craven LLP, 488 Madison Avenue, New York, NY       10022
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(Address of principal executive offices)                                         (Zip Code)


Registrant's telephone number, including area code:  c/o (212) 753-7500
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Item 4.  Changes in Registrant's Certifying Accountant.

On February 25, 2003 Chinawe.Com Inc. (the "Registrant") notified Horwath Gelfond Hochstadt Pangburn, P.C. ("HGHP"), the principal accountant engaged to audit the Registrant's financial statements, that the Registrant would not retain HGHP to audit the Registrant's financial statements for the current fiscal year.

HGHP's report on the Registrant's financial statements for the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

HGHP's report on the Registrant's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that HGHP referred to the Registrant's net loss, stockholders' deficit and working capital deficit at December 31, 2001 and stated that "These conditions raise substantial doubt about the company's ability to continue as a going concern."

The Registrant's decision to change accountants was consented to by the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding dismissal there was no disagreement with HGHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of HGHP, would have caused HGHP to make a reference to the subject matter of the disagreement in connection with its report.

On March 7, 2003, the Registrant engaged the accounting firm of Moores Rowland as the principal accountant to audit the Registrant's financial statements for the current fiscal year.

Item 7.  Financial Statements and Exhibits.

99.1 Letter from HGHP dated April 1, 2003







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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         CHINAWE.COM INC.



Date:    April 3, 2003                                   By: /s/Man Keung Wai
                                                            -----------------
                                                         Man Keung Wai
                                                         Chief Executive Officer






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